Exhibit No. 10.1

Form Waiver of the Non-Renewal Notice

March 13, 2020

This letter shall confirm that Orbsat Corp. (the “Company”), on the one hand, and [_] (the “[_]”), on the other hand, in consideration of the good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, agree to waive the prior written notice of non-renewal to the other party set forth in Section 1 of the Employment Agreement dated as of June 14, 2018 by and between the Company and the [_] (the “Employment Agreement”), and confirm that no such notice is therefore required. All provisions of the Employment Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date set forth above.

Orbsat Corp.

By:
Name:
Title:

[_]

By:
Name:
Title: